Exhibit 99.4

FutureScripts Secure, LLC

Financial Statements as of and for the Six

Months Ended June 30, 2010 and 2009,

and Independent Accountants’ Review Report

FUTURESCRIPTS SECURE, LLC

TABLE OF CONTENTS

Page

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT	1

FINANCIAL STATEMENTS AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009:

Balance Sheets	2

Statements of Operations	3

Changes in Member’s Deficit	4

Statements of Cash Flows	5

Notes to Financial Statements	6–9

Deloitte & Touche LLP 1700 Market Street Philadelphia, PA 19103-3984 USA
Tel: +1 215 246 2300 Fax: +1 215 569 2441 www.deloitte.com

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Board of Directors of

FutureScripts Secure, LLC

Philadelphia, Pennsylvania

We have reviewed the accompanying balance sheets of FutureScripts Secure, LLC (the “Company”) as of June 30, 2010 and 2009, and the related statements of operations, changes in member’s deficit, and cash flows for the six-month periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

September 10, 2010

Member of
Deloitte Touche Tohmatsu

FutureScripts Secure, LLC

BALANCE SHEETS

AS OF JUNE 30, 2010 AND 2009

	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$245	$609

Receivables:
Rebate receivables	4,244,780	5,067,403
Pharmacy payments receivable	2,434,215	4,679,333

Total receivables	6,678,995	9,746,736

Due from affiliates	498,776	338,014
Prepaid expense	—	134,993

TOTAL ASSETS	$7,178,016	$10,220,352

LIABILITIES AND MEMBER’S DEFICIT

Liabilities:
Current liabilities:
Due to affiliates	$190,460	$160,697
Affiliate loan payable	3,713,000	2,452,000
Pharmacy payment payable	2,132,865	4,340,326
Rebates payable	4,523,564	5,682,576
Other liabilities	361,559	1,028,048

Total liabilities	10,921,448	13,663,647

Contingencies (Note 5)

Member’s deficit:
Paid-in capital	4,000,000	4,000,000
Accumulated deficit	(7,743,432)	(7,443,295)

Total member’s deficit	(3,743,432)	(3,443,295)

TOTAL LIABILITIES DEFICIT AND MEMBER’S	$7,178,016	$10,220,352

See notes to financial statements.

FutureScripts Secure, LLC

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	2010	2009

REVENUE:

Product revenue	$69,513,863	$79,425,881
Cost of brand drug rebates	(4,234,811)	(6,246,635)

Net product revenue	65,279,052	73,179,246

Network service fees	52,610	62,969
Service fees	2,896,461	1,766,462

Total revenue	68,228,123	75,008,677

OPERATING EXPENSES:

Cost of product revenue	70,094,023	79,425,881
Brand drug rebates	(4,456,831)	(6,589,126)

Net cost of product revenue	65,637,192	72,836,755

Marketing, general and administrative	2,203,907	2,894,026

Total operating expenses	67,841,099	75,730,781

Interest income	38	3,921
Interest expense	(1,321)	(2,592)

Income (loss) — before income taxes	385,741	(720,775)

Income tax expense (benefit)	135,000	(252,000)

Net income (loss)	$250,741	$(468,775)

See notes to financial statements.

FutureScripts Secure, LLC

STATEMENTS OF CHANGES IN MEMBER’S DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	2010	2009

Beginning balance	$(4,129,173)	$(2,722,520)

Tax allocation settlement (Note 3)	135,000	(252,000)

Net income (loss)	250,741	(468,775)

Ending balance	$(3,743,432)	$(3,443,295)

See notes to financial statements.

FutureScripts Secure, LLC

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	2010	2009
OPERATING ACTIVITIES:
Net income (loss)	$250,741	$(468,775)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Increase (decrease) due to change in:
Receivables	2,114,549	(639,751)
Prepaid expenses	16,250	(7,368)
Income taxes payable (receivable)	135,000	(252,000)
Due to/from affiliates — net	(222,981)	(5,828,346)
Pharmacy payment payable	(2,381,795)	(538,593)
Rebates payable	(1,499,232)	91,090
Other liabilities	(125,628)	236,581

Net cash used in operating activities	(1,713,096)	(7,407,162)

FINANCING ACTIVITIES:
Proceeds from affiliate loan borrowings	5,842,000	6,760,000
Repayment of affiliate loans	(4,282,000)	(4,308,000)

Net cash provided by financing activities	1,560,000	2,452,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	(153,096)	(4,955,162)

CASH AND CASH EQUIVALENTS:
Beginning of period	153,341	4,955,771

End of period	$245	$609

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,592	$1,321

See notes to financial statements.

FUTURESCRIPTS SECURE, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

1.	ORGANIZATION AND OPERATIONS

Business — FutureScripts Secure, LLC (the “Company”), formed in 2006 and a wholly owned subsidiary of QCC Insurance Company (QCC), which is an indirect wholly owned subsidiary of Independence Blue Cross (IBC), provides pharmacy benefit management (PBM) services to Medicare members of affiliated customers. Services offered by the Company include mail service pharmacy and administrative services that include claims processing, benefit design consultation, drug utilization review, formulary management, and medical and drug data analysis services. The Company provides prescription services through its mail service pharmacy and a nationwide network of retail pharmacies.

The accompanying financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what its financial position, results of operations, and cash flows would have been during the period presented had the Company operated as an independent company, unaffiliated with IBC and its affiliates. The Company’s historical financial statements include all revenues, costs, assets and liabilities directly attributable to the Company. In addition, certain expenses reflected in the financial statements include allocations of corporate expenses from IBC and its affiliates. Management believes such allocations are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an unaffiliated company for the period presented (see Note 4). On August 4, 2010, an agreement to sell the Company was announced (see Note 7).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The interim financial statements reflect all adjustments which are, in the opinion of management, necessary for the fair presentation of the interim periods presented.

Cash and Cash Equivalents — Cash and cash equivalents are defined as all highly liquid investments with an original maturity of three months or less.

Concentrations of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of receivables for manufacturers rebates, receivables for administrative service revenue (for prescription claims processing), and for reimbursement of prescription drug costs that are paid to network pharmacies. The administrative service receivables and prescription drug costs are 100% with IBC and its affiliates. The Company has not experienced significant losses related to receivables in the past. The Company’s collection experience indicates limited loss exposure due to the nature of the benefits involved and the necessity of benefit continuity for plan sponsor employees.

Fair Value of Financial Instruments — The Company’s balance sheet primarily includes the following financial instruments: cash, receivables, pharmacy claims and rebates payable, accrued liabilities, and due to/from affiliates (including affiliate loans). Because of the relatively short period of time between origination of the instruments and their expected realization, the Company believes the carrying amounts of assets and liabilities in the financial statements approximates the fair values of these financial instruments.

Receivables — Receivables are comprised of rebate amounts due from pharmaceutical manufacturers or third party intermediaries and accounts receivable from customers. Based on the Company’s revenue recognition and rebate accounting policies discussed below, certain rebates are estimated and unbilled at the end of the period. Receivables for rebates are calculated monthly based on an estimate of rebatable prescriptions and the rebate per prescription. These estimates are adjusted to actual over the following months when the number of rebatable prescriptions and the rebate per prescription has been finalized and the manufacturers or third party intermediaries are billed for the rebates and the manufacturers or third party intermediaries complete their own assessment of the Company’s submission. The allowance for receivables is determined based on historical write-off experience.

Pharmacy payments receivables are recorded for amounts due from customers for actual approved and processed claims. Pharmacy payments receivables include amounts due from customers for prescription drug claims approved and processed by our network of pharmacies on behalf of the customer and for administrative service fees for claims processing, formulary design and management, and other PBM services.

Pension and Other Postretirement Benefits — Pension expense related to the Company’s participation in the defined benefit pension plan of IBC is recorded based on actuarially determined net periodic pension costs using a year-end measurement date. The actuarial cost method used is the projected unit credit method. The Company is allocated its share of the annual pension cost by IBC based upon the Company’s proportionate share of total employee salary expense. Benefits are based on the employee’s years of service and compensation during the years preceding retirement.

Health care and life insurance benefits are also provided for retirees. The Company recognizes, as a liability, the actuarial present value of postretirement benefits expected to be paid to employees. The related expense reflects benefits attributed to services rendered by eligible employees during the period and interest on the liability.

Due To/From Affiliates — Due to/from affiliates primarily consists of balance due to or from affiliates for shared services and accrued interest on affiliate loan balances (see Note 4).

Revenue Recognition — The Company’s net revenues are comprised primarily of product net revenues and are derived principally from the sale of prescription drugs through our networks of contractually affiliated and independent retail pharmacies and through our mail-order pharmacy, and are recorded net of certain discounts and rebates payable to customers and members.

Product Revenue — The Company recognizes revenue from its mail services pharmacy, excluding co-payments received from members of the customers they serve; when prescriptions are shipped. Products sold through the mail service pharmacy include oral, specialty, and over-the-counter (OTC) medications. Product revenues are also derived from products sold through a contracted network of retail pharmacies, excluding the member’s applicable co-payments. Collection of co-payments from members is the responsibility of the pharmacies. The Company evaluates customer contracts using the indicators of ASC Topic No. 605-45-1, Revenue Recognition Principal-Agent Considerations (formerly Emerging Issues Tax Force Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent) to determine whether the Company acts as a principal or as an agent in the fulfillment of prescriptions through the retail pharmacy network. The Company acts as a principal in all its transactions with customers and revenues are recognized at the prescription price (ingredient cost plus dispensing fee) negotiated with customers, as well as the Company’s administrative fees (“Gross Reporting”). Gross reporting is appropriate because the Company (a) has separate contractual relationships with customers and with pharmacies, (b) is obligated by its retail service contracts with network pharmacy providers to pay their network pharmacy providers for benefits provided to its customers, whether or not the Company is paid, (c) determines which drugs will be included in the formulary listings, (d) selects which retail pharmacies will be included in the network offered to plan sponsors’ members, (e) is responsible to validate and economically manage a claim through its claims adjudication process, (f) commits to set prescription prices for the pharmacy, including instructing the pharmacy as to how that price is to be settled (co-payment requirements), (g) manages the overall prescription drug relationship with the patients, who are members of customers’ plans, and (h) has credit risk for the price due from the customer. These revenues are recognized as the claims are adjudicated, which occurs at the point-of-sale using an on-line claims processing system. Payments made to the network pharmacy providers under the retail service contracts are recorded as Cost of product revenue.

Network Service Fees — The Company earns a processing/general transmission fee from in network pharmacies. The fees are based on processed claims for a particular network pharmacy and range from $.03 to $.10 per processed claim. Network service fees earned during the six months ended June 30, 2010 and 2009, totaled $52,610 and $62,969, respectively.

Service Fees — The Company charges its customers for administrative services which include claims processing, formulary design and management, and other PBM services. Service fees are calculated on a per claim basis and are invoiced each claim cycle to the customers. Service fees are recognized when a prescription claim is adjudicated (reviewed and approved). Service fees earned during the six months ended June 30, 2010 and 2009, totaled $2,896,461 and $1,766,462, respectively.

Rebate Accounting — The Company receives brand drug rebates and administrative fees from pharmaceutical manufacturers (i.e. access rebates and rebates based on market share percentages). Rebates are recognized as they are earned in accordance with the contractual agreements. The Company estimates fees receivable from pharmaceutical manufacturers and the related rebates payable to its customers on a monthly basis based on historical data. Amounts are subject to final settlement with the contracted party. Based on contractual agreements between the Company and its customers, in most instances, 95% of the manufacturer rebate is transferred to the Company’s customers and the remaining 5% is retained by the Company. For the six months ended June 30, 2010 and 2009, brand drug rebates totaling $4,456,831 and $6,589,126, respectively, were earned and are included in brand drug rebates in the statements of operations.

Rebates earned under arrangements with drug manufacturers or third party intermediaries are a reduction of Cost of product revenue expenses and the portion of such rebates due to customers is a reduction of Product revenue. Estimated fees receivable from pharmaceutical manufacturers and the related rebates payable to customers are recorded when the company determines them to be realizable and realization is not dependent upon future pharmaceutical sales. Estimates are revised once the actual rebateable prescriptions are calculated and rebates are billed to the manufacturer. Payments of rebates to customers are generally made subsequent to the Company’s receipt of the rebate payments from the pharmaceutical manufacturers. As the Company assumes pricing risk, rebates are recorded using the gross reporting method.

Cost of Product Revenue — The Company has a contractual obligation to pay its network pharmacy providers for benefits provided to its members. Cost of product revenue includes prescription drug costs and other direct costs associated with dispensing prescriptions. Prescription drugs and supplies are obtained by the contracted pharmacies directly from the manufacturers or wholesale distributors. The Company does not maintain an inventory supply of prescription drugs.

Interest Income / Expense — Interest income earned on cash and cash equivalents is recorded as Interest income in the statements of operations. Interest expense includes interest incurred on amounts borrowed from affiliates (see Note 4).

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements — In June 2009, the FASB issued the Accounting Standards Codification (the “ASC”) to serve as the single source of authoritative GAAP. The Company adopted the ASC on December 31, 2009. Since the new standard did not change U.S. GAAP, there was no change to the Company’s financial statements other than to update all references to U.S. GAAP to be in conformity with the ASC.

In May 2009, the FASB issued ASC 855, Subsequent Events, (formerly SFAS 165, Subsequent Events), to establish principles and requirements for events occurring after the balance sheet date but before financial statements are issued or available to be issued. ASC 855 provides guidance to determine the period through which an entity should evaluate events or transactions that may require disclosure, the circumstances under which an entity should recognize such events or transactions and the related disclosures for such events or transactions. ASC 855 did not result in significant changes in the evaluation and disclosure of subsequent events as it is establishing principles that are consistent with current generally accepted auditing standards. ASC 855 is effective for periods ending after June 15, 2009 and has been adopted by the Company for the year ended December 31, 2009 (see Note 7).

3.	INCOME TAXES

The Company is a single member Limited Liability Company and is classified as a disregarded entity for federal, state and local income tax purposes. In accordance with ASC 740, Income Taxes, the Company is not jointly and severally liable for the current and deferred income taxes of its owner. The Company is included in the income tax return of its taxable owner, QCC Insurance Company. In accordance with ASC 740, as the Company is a subsidiary of a taxable entity and in order to satisfy reporting requirements of the purchaser (see Note 7), income taxes have been allocated to the Company’s financial statements. There is no intention by QCC to collect from or pay to the Company any current tax balances calculated as a result of this allocation. Therefore, the settlement of such balances has been treated as a non-cash equity transaction within these financial statements.

The income tax expense (benefit) for the six months ended June 30, 2010 and 2009 is as follows:

	2010	2009

Federal:

Current income tax expense (benefit)	$135,000	$(252,000)

The expected and actual federal income tax expense (benefit) is 35% of the income (losses) for the six months ended June 30, 2010 and 2009.

There are no deferred tax asset or liabilities at June 30, 2010 or 2009. No interest or penalties have been recognized.

The Company does not believe it is reasonably possible that the amount of the unrecognized tax benefit with respect to certain of our unrecognized tax positions will increase or decrease significantly during the next 12 months.

The Company is included in its owner’s federal tax return which has been examined by the Internal Revenue Service (IRS) through the year 2006. The returns for the years 2007, 2008, and 2009 are subject to examination by the IRS, generally for three years after they are filed. The Company’s state and local tax returns are included in its owner’s tax returns for 2006, 2007, 2008, and 2009 which are subject to examination by the taxing authorities, generally for three years after they are filed.

4.	TRANSACTIONS WITH PARENT AND AFFILIATES

The Company receives a variety of operational and administrative services from IBC and its affiliates. The Company receives charges based on allocations using actual costs and assumptions that management believes are reasonable. For the six months ended June 30, 2010 and 2009, the amounts charged for these services to the Company totaled $740,266 and $840,230, respectively, and are included in Marketing, general, and administrative expenses in the statements of operations.

The Company provides PBM services to its affiliates. These services include mail service pharmacy and administrative services that include claims processing, benefit design consultation, drug utilization review, formulary management, and medical and drug data analysis services.

The Company also acts as a third-party administrator for its affiliates. The Company collects prescription drug costs from its affiliates for prescriptions filled within the Company’s pharmacy network and distributes these proceeds to the pharmacies for the affiliates. In addition, the Company collects rebates and passes the proceeds through to its affiliates. As the Company did not provide services to any unaffiliated customers during the six months ended June 30, 2010 and 2009, all Product revenue and Service fees recorded in the statements of operations are for services provided by the Company to IBC and its affiliates.

The Company participates in a short term intercompany loan program with other participating affiliates. Funds are loaned to other affiliates or borrowed from affiliates based on the working capital needs of the affiliate companies. Interest accrues at a rate equal to the daily rate payable by commercial banks on overnight investments. Affiliate loan balances are typically settled monthly as funds become available and all loan balances are payable in full within three days of the lender providing the borrower with a written demand for repayment or otherwise no later than one year. At June 30, 2010 and 2009, the Company maintained affiliate loan borrowings totaling $3,713,000 and $2,452,000, respectively. During the six months ended June 30, 2010 and 2009, the Company recognized interest expense on borrowings totaling $1,321 and $2,592, respectively. The Company did not provide any loans to affiliates during the six months ended June 30, 2010 and 2009.

QCC has issued a guarantee to the Company relative to the issuance of capital contributions as necessary to continue to fund the business operations of the Company through the earlier of June 30, 2011 or the date of the closing of the sale agreement (see Note 7).

The Company participates in the group employee benefit plans of IBC for health, life, and disability benefits. For the six months ended June 30, 2010 and 2009, group employee benefit plan expenses for these benefits incurred by the Company were $54,194 and $50,421, respectively. Such costs are included in Marketing, general and administrative expenses in the statements of operations.

The Company also participates in IBC’s noncontributory defined benefit pension plan of all its employees hired prior to January 1, 2000. The benefits are based upon years of service and the employee’s final compensation. For those employees hired on or after January 1, 2000, benefits are calculated on a cash basis formula. For the six months ended June 30, 2010 and 2009, amounts charged to the Company for pension cost totaled $31,055 and $25,821, respectively, and are included in Marketing, general and administrative expenses in the statements of operations.

5.	CONTINGENCIES

Litigation — In the course of ordinary business, the Company is involved in and is subject to contractual disputes and other uncertainties. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial condition or results of operations.

6.	EMPLOYEE RETENTION COSTS

As an incentive to retain its current work force beyond the expected closing of the sale agreement (see Note 7), all employees of the Company who are active employees as of March 2011 will continue to be eligible for the Company’s all associate incentive program (AAIP). The program is based on IBC and its affiliates achieving performance targets during the fiscal year. The Company’s anticipated obligation under the AAIP for fiscal year 2010 is $29,000. The Company has recorded the 2010 obligation in Marketing, general, and administrative expenses in the statement of operations. The 2010 obligation is unpaid at June 30, 2010 and is included Other liabilities. The Company did not incur an AAIP expense during 2009.

7.	SUBSEQUENT EVENTS

On August 4, 2010, the Company’s ultimate parent, Independence Blue Cross, announced a definitive equity interest sale agreement to sell all of the Company’s issued and outstanding interest to Catalyst Health Solutions, Inc. (Catalyst) in exchange for cash. The transaction is expected to close in 2010 subject to customary closing conditions and the expiration of the waiting period under antitrust provisions. Following the close of the transaction, Catalyst will provide PBM services to IBC and its affiliates under the terms of a new 10 year contract.

The Company has evaluated subsequent events through September 10, 2010, the date these financial statements were issued. Except as identified above, no material subsequent events have occurred since June 30, 2010 that required recognition or disclosure in these financial statements.

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